Exhibit 99.1

News Release

Media Contacts:	Doug Kline/Jennifer Andrews Sempra Energy (877) 866-2066 www.sempra.com

Financial Contacts:	Dennis Arriola/Karen Sedgwick Sempra Energy (877) 736-7727

SEMPRA ENERGY'S THIRD-QUARTER 2004

NET INCOME RISES 9.5 PERCENT

  Power Generation, Energy Trading Net Income Increase Sharply
  2004 Earnings Guidance Raised to $3.15 to $3.25 per Share

SAN DIEGO, Nov. 4, 2004 -- Sempra Energy (NYSE: SRE) today reported third-quarter 2004 earnings of $231 million, or $0.98 per diluted share, compared with $211 million, or $1.00 per diluted share, in the third quarter 2003.

For the first nine months of 2004, Sempra Energy's earnings were $549 million, or $2.36 per diluted share, up 19 percent per share over the $415 million, or $1.98 per diluted share, for the same period in 2003. Earnings per share in 2004 have been affected by a greater number of shares outstanding.

"Our strong third-quarter results reflect the continued growth in our power-generation and energy-trading businesses," said Stephen L. Baum, chairman and chief executive officer of Sempra Energy. "Our year-to-date performance and positive outlook for the remainder of the year put us on pace for record results."

Based on the updated outlook, Baum said the company is raising its 2004 earnings-per-share guidance range to $3.15 to $3.25 from $2.90 to $3.10.

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Sempra Energy's revenues in the third quarter 2004 were $2.2 billion, compared with $2.1 billion in the third quarter last year.

OPERATING HIGHLIGHTS

Sempra Energy Utilities

Net income for Southern California Gas Co. in the third-quarter 2004 rose to $68 million from $53 million in the year-earlier period, due to higher revenues and an after-tax $9 million one-time gain from a property sale. SoCalGas' third-quarter 2003 results included an after-tax charge of $32 million for litigation costs and losses associated with a sublease.

Third-quarter 2004 net income for San Diego Gas & Electric (SDG&E) was $60 million, compared with $120 million in last year's third quarter. Third-quarter 2003 results included an after-tax, one-time positive contribution of $65 million from the settlement of litigation with the California Public Utilities Commission (CPUC) related to intermediate-term power-purchase contracts owned by SDG&E, offset by an after-tax charge of $11 million for litigation costs.

Sempra Energy Trading

In the third quarter 2004, Sempra Energy Trading's net income doubled to $44 million from $22 million in last year's third quarter, driven primarily by increased profitability in its petroleum trading operations.

"Through the first three quarters, Sempra Energy Trading has earned $143 million and is off to a solid start in the fourth quarter," said Baum.

Sempra Energy Resources

Sempra Energy Resources' net income rose to $64 million in the third quarter 2004 from $33 million in the year-earlier period, due to an increase in contracted power sales and a full quarter of contributions from the new Texas power plants acquired in July 2004.

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Sempra Energy International

Sempra Energy International's third-quarter 2004 net income was $7 million, compared with a $32 million loss last year during the same period. Quarterly results last year included an after-tax charge of $50 million related to the write-down of the carrying value of assets of Frontier Energy, a North Carolina-based gas utility subsidiary.

Sempra Energy LNG

Last month, Sempra Energy LNG announced two milestone agreements that have enabled the company to contract for the entire processing capacity of its Energía Costa Azul liquefied natural gas (LNG) receipt terminal in Baja California, Mexico. Site preparation has begun and discussions already are underway with existing customers and others for expansion of the facility.

The agreements ensure that Sempra Energy LNG retains full ownership and operating responsibility for the Energía Costa Azul terminal. The company signed a 20-year agreement with Shell International Gas Limited to provide Shell with half the capacity of the terminal. Sempra Energy LNG also signed a 20-year agreement with BP and its Tangguh LNG partners to supply the other half of the terminal's capacity with LNG from Indonesia. The total initial gas processing capacity for the Energía Costa Azul facility is 1 billion cubic feet per day. Operations are scheduled to begin in 2008.

Sempra Energy LNG also is developing LNG receipt terminals near Lake Charles, La., and Port Arthur, Texas.

Internet Broadcast

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EST with key company executives. Access is available by logging onto the Web site at www.sempra.com. For those unable to log onto the live Webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (706) 645-9291 and entering the passcode, 178618.

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Sempra Energy (NYSE: SRE), based in San Diego, is a Fortune 500 energy services holding company with 2003 revenues of $7.9 billion. The Sempra Energy companies' 13,000 employees serve more than 10 million customers in the United States, Europe, Canada, Mexico, South America and Asia.

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This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When the company uses words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "would," "should" or similar expressions, or when the company discusses its strategy or plans, the company is making forward-looking statements.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: national, international, regional and local economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources, the Federal Energy Regulatory Commission and other regulatory bodies in the United States and other countries; capital market conditions, inflation rates, interest rates and exchange rates; energy and trading markets, including the timing and extent of changes in commodity prices; the availability of natural gas; weather conditions and conservation efforts; war and terrorist attacks; business, regulatory, environmental, and legal decisions and requirements; the pace of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; and other uncertainties, all of which are difficult to predict and many of which are beyond the company's control. These risks and uncertainties are further discussed in the company's reports filed with the Securities and Exchange Commission that are available through the EDGAR system without charge at its Web site, www.sec.gov and on the company's Web site, www.sempra.com.

Sempra Energy Trading, Sempra Energy Resources, Sempra Energy International, Sempra Energy LNG and Sempra Energy Solutions are not the same as the utilities, San Diego Gas & Electric and Southern California Gas Co.

SEMPRA ENERGY
Table A

STATEMENTS OF CONSOLIDATED INCOME (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,

(Dollars in millions, except per share amounts)	2004	2003	2004	2003

Operating revenues
California utilities:
Natural gas	$ 909	$ 870	$ 3,189	$ 2,961
Electric	445	576	1,246	1,368
Other	811	612	2,086	1,492

Total operating revenues	2,165	2,058	6,521	5,821

Operating expenses
California utilities:
Cost of natural gas	438	372	1,744	1,529
Cost of electric fuel and purchased power	143	128	425	428
Other cost of sales	484	371	1,186	886
Other operating expenses	530	668	1,597	1,631
Depreciation and amortization	171	158	501	455
Franchise fees and other taxes	54	54	171	167

Total operating expenses	1,820	1,751	5,624	5,096

Operating income	345	307	897	725
Other income - net	40	34	58	38
Interest income	25	8	58	30
Interest expense	(74)	(78)	(234)	(223)
Preferred dividends / distributions by subsidiaries	(2)	(2)	(7)	(17)

Income from continuing operations before income taxes	334	269	772	553
Income tax expense	103	58	191	109

Income from continuing operations	231	211	581	444
Loss from discontinued operations, net of tax	-	-	(30)	-
Loss on disposal of discontinued operations, net of tax	-	-	(2)	-

Income before cumulative effect of change in accounting principle	231	211	549	444
Cumulative effect of change in accounting principle, net of tax	-	-	-	(29)

Net income	$ 231	$ 211	$ 549	$ 415

Basic earnings per share:
Income from continuing operations	$ 1.01	$ 1.01	$ 2.55	$ 2.14
Discontinued operations, net of tax	-	-	(0.14)	-
Cumulative effect of change in accounting principle, net of tax	-	-	-	(0.14)

Net income	$ 1.01	$ 1.01	$ 2.41	$ 2.00

Weighted-average number of shares outstanding (thousands)	229,376	208,816	227,412	207,620

Diluted earnings per share:
Income from continuing operations	$ 0.98	$ 1.00	$ 2.50	$ 2.12
Discontinued operations, net of tax	-	-	(0.14)	-
Cumulative effect of change in accounting principle, net of tax	-	-	-	(0.14)

Net income	$ 0.98	$ 1.00	$ 2.36	$ 1.98

Weighted-average number of shares outstanding (thousands)	235,936	212,273	232,366	210,160

Dividends declared per share of common stock	$ 0.25	$ 0.25	$ 0.75	$ 0.75

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
(Dollars in millions)	2004	2003

Assets
Current assets:
Cash and cash equivalents	$ 267	$ 432
Short-term investments	-	363
Accounts receivable	770	1,002
Due from affiliate	7	-
Income taxes receivable	-	1
Deferred income taxes	58	2
Interest receivable	82	62
Trading assets	6,156	5,250
Regulatory assets arising from fixed-price contracts and other derivatives	155	144
Other regulatory assets	109	89
Inventories	225	147
Other	198	157

Current assets of continuing operations	8,027	7,649
Current assets of discontinued operations	82	220

Total current assets	8,109	7,869

Investments and other assets:
Due from affiliates	45	55
Regulatory assets arising from fixed-price contracts and other derivatives	530	650
Other regulatory assets	476	552
Nuclear decommissioning trusts	575	570
Investments	1,132	1,114
Sundry	750	706

Total investments and other assets	3,508	3,647

Property, plant and equipment - net	10,847	10,474

Total assets	$ 22,464	$ 21,990

Liabilities and Shareholders' Equity
Current liabilities:
Short-term debt	$ 435	$ 28
Accounts payable	834	841
Income taxes payable	302	156
Deferred income taxes	-	26
Trading liabilities	4,860	4,457
Dividends and interest payable	134	136
Regulatory balancing accounts - net	347	424
Fixed-price contracts and other derivatives	164	148
Current portion of long-term debt	99	1,433
Other	690	681

Current liabilities of continuing operations	7,865	8,330
Current liabilities of discontinued operations	19	52

Total current liabilities	7,884	8,382

Long-term debt	4,414	3,841

Deferred credits and other liabilities:
Due to affiliates	362	362
Customer advances for construction	85	89
Postretirement benefits other than pensions	121	131
Deferred income taxes	170	208
Deferred investment tax credits	80	84
Regulatory liabilities arising from cost of removal obligations	2,331	2,238
Regulatory liabilities arising from asset retirement obligations	300	303
Other regulatory liabilities	112	108
Fixed-price contracts and other derivatives	530	680
Asset retirement obligations	321	313
Deferred credits and other	1,194	1,182

Total deferred credits and other liabilities	5,606	5,698

Preferred stock of subsidiaries	179	179

Shareholders' equity	4,381	3,890

Total liabilities and shareholders' equity	$ 22,464	$ 21,990

SEMPRA ENERGY
Table C

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (Unaudited)

	Nine months ended
	September 30,

(Dollars in millions)	2004		2003

Cash Flows from Operating Activities:
Net income	$ 549		$ 415
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	30		-
Loss on disposal of discontinued operations, net of tax	2		-
Cumulative effect of change in accounting principle	-		29
Depreciation and amortization	501		455
Impairment losses	8		79
Deferred income taxes and investment tax credits	(7)		(160)
Other - net	8		38
Net changes in other working capital components	(523)		75
Changes in other assets	(66)		(36)
Changes in other liabilities	21		28

Net cash provided by continuing operations	523		923
Net cash used in discontinued operations	(30)		-

Net cash provided by operating activities	493		923

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(782)		(664)
Proceeds from sale of assets	371	(1)	-
Proceeds from disposal of discontinued operations	137		-
Investments and acquisitions of subsidiaries, net of cash acquired	(70)		(182)
Dividends received from affiliates	50		21
Affiliate loan	-		(54)
Other - net	-		(8)

Net cash used in investing activities	(294)		(887)

Cash Flows from Financing Activities:
Common dividends paid	(162)		(155)
Issuances of common stock	120		81
Repurchases of common stock	(1)		(6)
Issuances of long-term debt	897		400
Payments on long-term debt	(1,648)		(481)
Increase in short-term debt - net	434		89
Other - net	(4)		(8)

Net cash used in financing activities	(364)		(80)

Decrease in cash and cash equivalents	(165)		(44)
Cash and cash equivalents, January 1	432		455

Cash and cash equivalents, September 30	$ 267		$ 411

(1)	Primarily proceeds from the sale of U.S. Treasury obligations which previously securitized the Mesquite synthetic lease.

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS (Unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,

(Dollars in millions)	2004	2003		2004	2003

Net Income
California Utilities:
San Diego Gas & Electric	$ 60	$ 120		$ 140	$ 206
Southern California Gas	68	53		174	148

Total California Utilities	128	173		314	354

Global Enterprises:
Trading	44	22		143	67
Resources	64	33		123	48
International	7	(32)	(3)	35	(7)	(3)
LNG	(4)	-		-	-
Solutions	1	-		1	8

Total Global Enterprises	112	23		302	116

Financial	10	13		26	32

Parent & Other	(19)	2		(61)	(58)

Continuing Operations	231	211		581	444

Discontinued Operations (1)	-	-		(32)	-

Cumulative Effect of Change in Accounting Principle	-	-		-	(29)	(2)

Consolidated Net Income	$ 231	$ 211		$ 549	$ 415

(1)				Reflects Atlantic Electric & Gas and includes ($2) related to the disposal.
(2)				The effects to Trading and Solutions were ($28) and ($1), respectively.
(3)	Includes ($50) write-down of the carrying value of assets of Frontier Energy.

	Three months ended			Nine months ended
	September 30,			September 30,

(Dollars in millions)	2004	2003		2004	2003

Capital Expenditures and Investments
California Utilities:
San Diego Gas & Electric	$ 102	$ 102		$ 283	$ 285
Southern California Gas	90	82		234	217

Total California Utilities	192	184		517	502

Global Enterprises:
Resources	104	60		153	231
Trading	21	8		103	20
International	7	10		18	37
LNG	8	-		35	28

Total Global Enterprises	140	78		309	316

Parent & Other	9	9		26	28

Consolidated Capital Expenditures and Investments	$ 341	$ 271		$ 852	$ 846

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,

CALIFORNIA UTILITIES	2004	2003	2004	2003

Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$ 545	$ 662	$ 1,649	$ 1,735
SoCalGas (excludes intercompany sales)	$ 809	$ 784	$ 2,786	$ 2,594

Gas Sales (Bcf)	67	65	288	279
Transportation and Exchange (Bcf)	162	163	411	410

Total Deliveries (Bcf)	229	228	699	689

Total Gas Customers (Thousands)			6,271	6,188

Electric Sales (Millions of kWhs)	4,247	4,160	11,806	11,223
Direct Access (Millions of kWhs)	902	891	2,560	2,456

Total Deliveries (Millions of kWhs)	5,149	5,051	14,366	13,679

Total Electric Customers (Thousands)			1,312	1,293

RESOURCES

Power Sold (Millions of kWhs)	6,435	4,011	14,796	7,464

SOLUTIONS

Revenues (Dollars in millions)	$ 38	$ 37	$ 111	$ 134

INTERNATIONAL
(Represents 100% of these subsidiaries, although only the Mexican subsidiaries are 100% owned by Sempra Energy).

Natural Gas Sales (BCF)
Argentina	78	78	191	174
Mexico	13	11	33	30
Chile	1	1	2	2
Natural Gas Customers (Thousands)
Argentina			1,444	1,398
Mexico			99	90
Chile			37	36
Electric Sales (Millions of kWhs)
Peru	997	996	3,020	3,009
Chile	474	445	1,484	1,379
Electric Customers (Thousands)
Peru			744	727
Chile			504	492

SEMPRA ENERGY
Table E (Continued)

TRADING

Three months ended	Nine months ended
September 30,	September 30,

Trading Margin (Dollars in millions)	2004	2003	2004	2003

Geographical:
North America	$ 118	$ 111	$ 359	$ 262
Europe/Asia	53	24	173	97

Total	$ 171	$ 135	$ 532	$ 359

Product Line:
Gas	$ (13)	$ 21	$ 78	$ 113
Power	24	36	53	48
Oil - Crude & Products	107	27	196	77
Metals	17	21	125	47
Other	36	30	80	74

Total	$ 171	$ 135	$ 532	$ 359

Physical Statistics

Natural Gas (BCF/Day)	13.5	13.2	13.3	13.3
Electric (Billions of kWhs)	85.6	81.7	253.7	213.1
Oil & Liquid Products (Millions Bbls/Day)	2.5	1.4	2.1	1.6

Fair
Market Value
September 30,	Scheduled Maturity (in months)
Net Unrealized Revenue (Dollars in millions)	2004	0 - 12	13 - 24	25 - 36	> 36

Sources of Over-the-Counter (OTC) Fair Value:
Prices actively quoted	$ 623	$ 548	$ 50	$ (1)	$ 26
Prices provided by other external sources	1	(9)	10
Prices based on models and other valuation methods	(22)	(33)	11

Total OTC Fair Value (1)	602	506	50	(1)	47

Maturity of OTC Fair Value

Percentage	100.0%	84.1%	8.3%	-0.2%	7.8%
Cumulative Percentages	84.1%	92.4%	92.2%	100.0%

Exchange Contracts (2)	$ 188	$ 249	$ (58)	$ (1)	$ (2)

Total Net Unrealized Revenue	$ 790

(1) The present value of unrealized revenue to be received or (paid) from outstanding OTC contracts
(2) Cash received associated with open Exchange Contracts

September 30,	June 30,	March 31,	December 31,	September 30,
Credit Quality of Unrealized Trading Assets (net of margin)	2004	2004	2004	2003	2003

Commodity Exchanges	10%	8%	6%	8%	8%
Investment Grade	70%	71%	63%	70%	66%
Below Investment Grade	20%	21%	31%	22%	26%

Three months ended	Nine months ended
September 30,	September 30,

Risk Adjusted Performance Indicators	2004	2003	2004	2003

VaR at 95% (Dollars in millions) (1)	$ 8.4	$ 6.2	$ 6.9	$ 7.2
VaR at 99% (Dollars in millions) (2)	$ 11.9	$ 8.7	$ 9.7	$ 10.2
Risk Adjusted Return on Capital (RAROC) (3)	45%	17%	40%	20%

(1) Average Daily Value-at-Risk for the period using a 95% confidence level
(2) Average Daily Value-at-Risk for the period using a 99% confidence level
(3) Average Daily Trading Margin/Average Daily VaR at 95% confidence level